ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports Second-Quarter 2024 Results

-- Sales of $6.9 billion, exceeding guidance --

-- Second-Quarter Earnings Per Diluted Share of $2.01; Non-GAAP Earnings Per Diluted Share of $2.78 --

CENTENNIAL, Colo.--(BUSINESS WIRE)- Aug. 1, 2024--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its second quarter of 2024.

“We continued to execute well in an evolving market environment, delivering second-quarter sales and non-GAAP earnings per diluted share comfortably ahead of our guided ranges,” said Sean Kerins, Arrow’s president and chief executive officer.

“In addition, our value-added offerings in global components as well as better momentum in enterprise computing solutions contributed to our overall operating margin stability in the quarter,” said Mr. Kerins.

Arrow Consolidated
	Quarter Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
(in millions except per share data)	2024	2023	2024	2023
Consolidated sales	$6,893	$8,515	$13,817	$17,251
Net income attributable to shareholders	109	237	192	510
Net income per diluted share	2.01	4.12	3.53	8.74
Non-GAAP net income attributable to shareholders (1)	150	251	282	524
Non-GAAP net income per diluted share	2.78	4.37	5.18	8.98

Both GAAP and non-GAAP earnings per share in the second quarter of 2024 include a $0.29 benefit and a $20 million operating income benefit related to the collection of certain aged receivables related to one customer in the ECS segment. In the second quarter of 2024, sales decreased 19 percent year over year. Changes in foreign currencies had a negative impact on growth of approximately $52.2 million on sales and $0.05 on earnings per share on a diluted basis compared to the second quarter of 2023.

Global Components

“Across many of the segments in which we compete, we’re seeing signs of incremental improvement in leading indicators, with book-to-bill ratios advancing across all regions and bookings growing sequentially.  Though the automotive and broader industrial markets are still experiencing softness, we now believe we’re in the later stages of the industry’s cyclical correction,” said Mr. Kerins.

Global Components
	Quarter Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
(in millions)	2024	2023	2024	2023
Global components sales	$5,032	$6,683	$10,223	$13,539
Global components operating income, as reported	210	381	436	799
Global components non-GAAP operating income	218	388	461	812

In the second quarter of 2024, global components sales decreased 25 percent year over year. Americas components second-quarter sales decreased 24 percent year over year. EMEA components second-quarter sales decreased 33 percent year over year and decreased 32 percent year over year on a constant currency basis. Asia-Pacific components second-quarter sales decreased 18 percent year over year and decreased 17 percent year over year on a constant currency basis.

Global Enterprise Computing Solutions

“Our enterprise computing solutions business delivered year-over-year billings growth as we continued to capitalize on the market’s transition to IT as a service. We benefited from another solid quarter in EMEA along with improving activity levels in North America,” said Mr. Kerins.

1

ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Enterprise Computing Solutions (ECS)
	Quarter Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
(in millions)	2024	2023	2024	2023
Global ECS sales	$1,861	$1,832	$3,594	$3,712
Global ECS operating income, as reported	103	86	174	167
Global ECS non-GAAP operating income	104	87	176	170

In the second quarter of 2024, global ECS sales increased 2 percent year over year. EMEA ECS second-quarter sales increased 8 percent year over year and increased 9 percent year over year on a constant currency basis. Americas ECS second-quarter sales decreased 4 percent year over year and decreased 3 percent year over year on a constant currency basis.

Other Financial Metrics

“In the second quarter, we managed our working capital in line with market conditions, reducing inventory levels by approximately $140 million, or $1.2 billion over the last nine months,” said Raj Agrawal, Arrow’s senior vice president and chief financial officer. “We also generated $320 million in cash flow from operations, providing us capital allocation flexibility, and enabling $50 million in share repurchases during the quarter.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

2

Third-Quarter 2024 Outlook

●	Consolidated sales of $6.37 billion to $6.97 billion, with global components sales of $4.70 billion to $5.10 billion, and global enterprise computing solutions sales of $1.67 billion to $1.87 billion
●	Net income per share on a diluted basis of $1.70 to $1.90, and non-GAAP net income per share on a diluted basis of $2.10 to $2.30
●	Average tax rate in the range of 23 to 25 percent
●	Interest expense of approximately $70 million
●	Changes in foreign currencies to increase sales by approximately $7 million, and to have no impact on earnings per share on a diluted basis compared to the third quarter of 2023
●	Changes in foreign currencies to increase quarter-over-quarter growth in sales by $30 million and earnings per share on a diluted basis by $0.02 compared to the second quarter of 2024

Third-Quarter 2024 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	September 28,	September 30,		September 28,	June 29,
(in billions)	2024	2023	% Change	2024	2024	% Change

Global components sales, GAAP	$4.70 - 5.10	$6.25	(25%) - (18%)	$4.70 - 5.10	$5.03	(7%) - 1%
Impact of changes in foreign currencies	—	—		—	0.02
Global components sales, constant currency	$4.70 - 5.10	$6.25	(25%) - (18%)	$4.70 - 5.10	$5.05	(7%) - 1%

Global ECS sales, GAAP	$1.67 - 1.87	$1.76	(5%) - 6%	$1.67 - 1.87	$1.86	(10%) - 0%
Impact of changes in foreign currencies	—	0.01		—	0.01
Global ECS sales, constant currency	$1.67 - 1.87	$1.77	(6%) - 6%	$1.67 - 1.87	$1.87	(11%) - 0%

NON-GAAP EARNINGS RECONCILIATION
		Intangible amortization	Restructuring &
	Reported GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$1.70 to $1.90	$0.10	$0.30	$2.10 to $2.30

Earnings Presentation

Please refer to the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss second-quarter 2024 financial results on August 1, 2024, at 1:00 PM ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/244342075. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

About Arrow Electronics

Arrow Electronics guides innovation forward for thousands of leading technology manufacturers and service providers. With 2023 sales of $33 billion, Arrow develops technology solutions that help improve business and daily life. Learn more at arrow.com.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2024 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, interest and other

3

expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectations regarding market demand and conditions and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability and changes; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information and information system failures, including related to current or future implementations, integrations and upgrades; outbreaks, epidemics, pandemics, or public health crises; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, operating income (including by business segment), income before income taxes, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization, restructuring, integration, and other charges; net gains and losses on investments; impact of wind down to inventory; loss on extinguishment of debt; and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP. For further discussion of our non-GAAP measures and related adjustments, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K.

Contacts
Investors:	Brad Windbigler,
Treasurer and Vice President, Investor Relations
720-654-9893

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

4

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023

Sales	$6,892,868	$8,514,516	$13,817,128	$17,250,944
Cost of sales	6,046,424	7,448,467	12,112,858	15,071,073
Gross profit	846,444	1,066,049	1,704,270	2,179,871
Operating expenses:
Selling, general, and administrative	552,595	617,202	1,135,921	1,259,633
Depreciation and amortization	41,037	46,264	82,764	92,943
Restructuring, integration, and other	40,537	10,333	87,393	12,893
	634,169	673,799	1,306,078	1,365,469
Operating income	212,275	392,250	398,192	814,402
Equity in earnings of affiliated companies	1,254	3,061	910	2,981
(Loss) gain on investments, net	(4,615)	497	(4,517)	10,808
Loss on extinguishment of debt	(1,657)	—	(1,657)	—
Employee benefit plan expense, net	(980)	(803)	(1,913)	(1,656)
Interest and other financing expense, net	(66,891)	(84,834)	(146,495)	(164,492)
Income before income taxes	139,386	310,171	244,520	662,043
Provision for income taxes	29,762	72,380	51,798	148,927
Consolidated net income	109,624	237,791	192,722	513,116
Noncontrolling interests	926	1,232	423	2,807
Net income attributable to shareholders	$108,698	$236,559	$192,299	$510,309
Net income per share:
Basic	$2.03	$4.17	$3.56	$8.84
Diluted	$2.01	$4.12	$3.53	$8.74
Weighted-average shares outstanding:
Basic	53,640	56,720	53,944	57,726
Diluted	54,181	57,355	54,496	58,409

5

ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

(Unaudited)

	June 29, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$213,009	$218,053
Accounts receivable, net	10,886,501	12,238,073
Inventories	4,654,793	5,187,225
Other current assets	1,010,942	684,126
Total current assets	16,765,245	18,327,477
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	190,109	195,579
Machinery and equipment	1,623,869	1,632,606
	1,819,669	1,833,876
Less: Accumulated depreciation and amortization	(1,319,945)	(1,303,136)
Property, plant, and equipment, net	499,724	530,740
Investments in affiliated companies	60,400	62,741
Intangible assets, net	112,470	127,440
Goodwill	2,052,701	2,050,426
Other assets	617,226	627,344
Total assets	$20,107,766	$21,726,168
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,770,862	$10,070,015
Accrued expenses	1,687,273	1,463,915
Short-term borrowings, including current portion of long-term debt	860,538	1,653,954
Total current liabilities	11,318,673	13,187,884
Long-term debt	2,479,313	2,153,553
Other liabilities	495,730	507,424

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2024 and 2023
Issued - 58,046 and 57,691 shares in 2024 and 2023	58,046	57,691
Capital in excess of par value	574,530	553,340
Treasury stock (5,101 and 3,880 shares in 2024 and 2023, respectively), at cost	(456,123)	(297,745)
Retained earnings	5,982,516	5,790,217
Accumulated other comprehensive loss	(415,666)	(298,039)
Total shareholders’ equity	5,743,303	5,805,464
Noncontrolling interests	70,747	71,843
Total equity	5,814,050	5,877,307
Total liabilities and equity	$20,107,766	$21,726,168

6

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Consolidated net income	$109,624	$237,791
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	41,037	46,264
Amortization of stock-based compensation	8,253	8,852
Equity in earnings of affiliated companies	(1,254)	(3,061)
Deferred income taxes	(4,597)	(25,869)
Loss on extinguishment of debt	1,657	—
Loss (gain) on investments, net	4,750	(497)
Other	3,675	1,665
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	155,886	(377,117)
Inventories	130,661	58,148
Accounts payable	(160,026)	(8,558)
Accrued expenses	251,990	(83,267)
Other assets and liabilities	(221,475)	18,845
Net cash provided by (used for) operating activities	320,181	(126,804)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(22,101)	(16,991)
Other	1,313	95
Net cash used for investing activities	(20,788)	(16,896)
Cash flows from financing activities:
Change in short-term and other borrowings	(434,845)	344,389
Proceeds from (repayments of) long-term bank borrowings, net	196,575	(43,786)
Net proceeds from note offering	494,678	(2,332)
Redemption of notes	(500,000)	—
Proceeds from exercise of stock options	1,839	10,447
Repurchases of common stock	(75,353)	(212,416)
Settlement of forward-starting interest rate swap	—	56,711
Other	(141)	(142)
Net cash (used for) provided by financing activities	(317,247)	152,871
Effect of exchange rate changes on cash	(11,947)	25,657
Net (decrease) increase in cash and cash equivalents	(29,801)	34,828
Cash and cash equivalents at beginning of period	242,810	205,554
Cash and cash equivalents at end of period	$213,009	$240,382

7

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Consolidated net income	$192,722	$513,116
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	82,764	92,943
Amortization of stock-based compensation	21,700	28,349
Equity in earnings of affiliated companies	(910)	(2,981)
Deferred income taxes	(7,398)	(33,399)
Loss on extinguishment of debt	1,657	—
Loss (gain) on investments, net	4,763	(10,808)
Other	4,864	2,986
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	1,213,562	1,324,772
Inventories	493,474	(141,373)
Accounts payable	(1,237,812)	(1,513,259)
Accrued expenses	273,043	(215,583)
Other assets and liabilities	(319,038)	52,237
Net cash provided by operating activities	723,391	97,000
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(51,636)	(37,105)
Other	6,452	10,962
Net cash used for investing activities	(45,184)	(26,143)
Cash flows from financing activities:
Change in short-term and other borrowings	(1,144,520)	198,339
Proceeds from (repayments of) long-term bank borrowings, net	673,607	(9,426)
Net proceeds from note offering	494,678	496,268
Redemption of notes	(500,000)	(300,000)
Proceeds from exercise of stock options	4,768	16,381
Repurchases of common stock	(163,301)	(516,217)
Settlement of forward-starting interest rate swap	—	56,711
Other	(141)	(142)
Net cash used for financing activities	(634,909)	(58,086)
Effect of exchange rate changes on cash	(48,342)	50,696
Net (decrease) increase in cash and cash equivalents	(5,044)	63,467
Cash and cash equivalents at beginning of period	218,053	176,915
Cash and cash equivalents at end of period	$213,009	$240,382

8

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	June 29, 2024	July 1, 2023	% Change

Consolidated sales, as reported	$6,892,868	$8,514,516	(19.0)%
Impact of changes in foreign currencies	—	(52,232)
Consolidated sales, constant currency	$6,892,868	$8,462,284	(18.5)%

Global components sales, as reported	$5,032,031	$6,682,882	(24.7)%
Impact of changes in foreign currencies	—	(44,642)
Global components sales, constant currency	$5,032,031	$6,638,240	(24.2)%

Americas components sales, as reported	$1,572,840	$2,066,562	(23.9)%
Impact of changes in foreign currencies	—	(1,513)
Americas components sales, constant currency	$1,572,840	$2,065,049	(23.8)%

Asia components sales, as reported	$2,019,697	$2,462,841	(18.0)%
Impact of changes in foreign currencies	—	(17,330)
Asia components sales, constant currency	$2,019,697	$2,445,511	(17.4)%

EMEA components sales, as reported	$1,439,494	$2,153,479	(33.2)%
Impact of changes in foreign currencies	—	(25,799)
EMEA components sales, constant currency	$1,439,494	$2,127,680	(32.3)%

Global ECS sales, as reported	$1,860,837	$1,831,634	1.6%
Impact of changes in foreign currencies	—	(7,590)
Global ECS sales, constant currency	$1,860,837	$1,824,044	2.0%

Americas ECS sales, as reported	$964,070	$1,000,506	(3.6)%
Impact of changes in foreign currencies	—	(1,709)
Americas ECS sales, constant currency	$964,070	$998,797	(3.5)%

EMEA ECS sales, as reported	$896,767	$831,128	7.9%
Impact of changes in foreign currencies	—	(5,881)
EMEA ECS sales, constant currency	$896,767	$825,247	8.7%

9

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Six Months Ended
	June 29, 2024	July 1, 2023	% Change

Consolidated sales, as reported	$13,817,128	$17,250,944	(19.9)%
Impact of changes in foreign currencies	—	(42,862)
Consolidated sales, constant currency	$13,817,128	$17,208,082	(19.7)%

Global components sales, as reported	$10,223,448	$13,538,675	(24.5)%
Impact of changes in foreign currencies	—	(48,805)
Global components sales, constant currency	$10,223,448	$13,489,870	(24.2)%

Americas components sales, as reported	$3,169,532	$4,300,015	(26.3)%
Impact of changes in foreign currencies	—	(2,185)
Americas components sales, constant currency	$3,169,532	$4,297,830	(26.3)%

Asia components sales, as reported	$3,957,915	$4,839,036	(18.2)%
Impact of changes in foreign currencies	—	(41,966)
Asia components sales, constant currency	$3,957,915	$4,797,070	(17.5)%

EMEA components sales, as reported	$3,096,001	$4,399,624	(29.6)%
Impact of changes in foreign currencies	—	(4,654)
EMEA components sales, constant currency	$3,096,001	$4,394,970	(29.6)%

Global ECS sales, as reported	$3,593,680	$3,712,269	(3.2)%
Impact of changes in foreign currencies	—	5,943
Global ECS sales, constant currency	$3,593,680	$3,718,212	(3.3)%

Americas ECS sales, as reported	$1,871,818	$1,998,620	(6.3)%
Impact of changes in foreign currencies	—	(2,539)
Americas ECS sales, constant currency	$1,871,818	$1,996,081	(6.2)%

EMEA ECS sales, as reported	$1,721,862	$1,713,649	0.5%
Impact of changes in foreign currencies	—	8,482
EMEA ECS sales, constant currency	$1,721,862	$1,722,131	(0.0)%

10

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended June 29, 2024
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(2)	measure
Operating income	$212,275	$7,456	$40,537	$1,627	$—	$—	261,895
Income before income taxes	139,386	7,456	40,537	1,627	—	6,272	195,278
Net income attributable to shareholders	$108,698	$5,457	$30,323	$1,238	$—	$4,766	$150,482
Net income per diluted share (4)	$2.01	$0.10	$0.56	$0.02	$—	$0.09	$2.78
Effective tax rate (5)	21.4%						22.4%

1

Three months ended July 1, 2023
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(3)	measure
Operating income	$392,250	$7,908	$10,333	$—	$—	$—	$410,491
Income before income taxes	310,171	7,908	10,333	—	—	(497)	327,915
Net income attributable to shareholders	$236,559	$5,780	$7,736	$—	$942	$(378)	$250,639
Net income per diluted share (4)	$4.12	$0.10	$0.13	$—	$0.02	$(0.01)	$4.37
Effective tax rate (5)	23.3%						23.1%

11

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Six months ended June 29, 2024
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(2)	measure
Operating income	$398,192	$15,002	$87,393	$12,086	$—	$—	$512,673
Income before income taxes	244,520	15,002	87,393	12,086	—	6,174	365,175
Net income attributable to shareholders	$192,299	$10,989	$65,165	$9,195	$—	$4,692	$282,340
Net income per diluted share (4)	$3.53	$0.20	$1.20	$0.17	$—	$0.09	$5.18
Effective tax rate (5)	21.2%						22.5%

Six months ended July 1, 2023
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(3)	measure
Operating income	$814,402	$15,888	$12,893	$—	$—	$—	$843,183
Income before income taxes	662,043	15,888	12,893	—	—	(10,808)	680,016
Net income attributable to shareholders	$510,309	$11,616	$9,576	$—	$942	$(8,218)	$524,225
Net income per diluted share (4)	$8.74	$0.20	$0.16	$—	$0.02	$(0.14)	$8.98
Effective tax rate (5)	22.5%						22.5%

(1) Includes write downs of inventory related to the wind down of a business.

(2) Other includes loss (gain) on investments, net and loss on extinguishment of debt.

(3) Other includes loss (gain) on investments, net.

(4) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(5) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

12

ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Sales:
Global components	$5,032,031	$6,682,882	$10,223,448	$13,538,675
Global ECS	1,860,837	1,831,634	3,593,680	3,712,269
Consolidated	$6,892,868	$8,514,516	$13,817,128	$17,250,944
Operating income (loss):
Global components (a)	$210,201	$381,314	$435,763	$798,853
Global ECS (b)	102,581	86,228	174,040	167,327
Corporate (c)	(100,507)	(75,292)	(211,611)	(151,778)
Consolidated	$212,275	$392,250	$398,192	$814,402

(a)	Global components operating income includes charges of $1.6 million and $12.1 million in inventory write downs related to the wind down of a business for the second quarter and first six months of 2024, respectively.
(b)	Global ECS operating income includes a $20.0 million benefit related to the reversal of an allowance for credit losses due to the collection of certain aged receivables for the second quarter and first six months of 2024.
(c)	Corporate operating (loss) includes restructuring, integration, and other charges of $40.5 million and $87.4 million for the second quarter and first six months of 2024, respectively, and $10.3 million and $12.9 million for the second quarter and first six months of 2023, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Global components operating income, as reported	$210,201	$381,314	$435,763	$798,853
Intangible assets amortization expense	6,399	6,679	12,887	13,424
Impact of wind down to inventory	1,627	—	12,086	—
Global components non-GAAP operating income	$218,227	$387,993	$460,736	$812,277

Global ECS operating income, as reported	$102,581	$86,228	$174,040	$167,327
Intangible assets amortization expense	1,057	1,229	2,115	2,464
Global ECS non-GAAP operating income	$103,638	$87,457	$176,155	$169,791

14

13